CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277996 on Form S-3 and Registration Nos. 333-220973 and 333-279743 on Form S-8 of our report dated March 4, 2026 relating to the financial statements of OrthoPediatrics Corp. and the effectiveness of OrthoPediatrics Corp.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 4, 2026